TRANSFER AGENT SERVICING AGREEMENT



        THIS AGREEMENT is made and entered into as of this _____ day of October, 1999, by and between the Bramwell Funds, Inc., a corporation organized under the laws of the State of Maryland (hereinafter referred to as the "Company") and Firstar Mutual Fund Services, LLC, a limited liability company organized under the laws of the State of Wisconsin (hereinafter referred to as the "FMFS").

        WHEREAS, the Company is a registered investment company under the Investment Company Act of 1940, as amended (the "1940 Act");

        WHEREAS, the Company is authorized to create separate series, each with its own separate investment portfolio;

        WHEREAS, FMFS is in the business of providing, among other things, transfer agent and dividend disbursing agent services to investment companies; and

        WHEREAS, the Company desires to retain FMFS to provide transfer agent services to each series of the Company, (each a "Fund") and each additional series of the Company listed on Exhibit A attached hereto, as it may be amended from time to time.

        NOW, THEREFORE, in consideration of the mutual agreements herein made, the Company and FMFS agree as follows:


1.      Appointment of Transfer Agent

         The Company hereby appoints FMFS as Transfer Agent of the Company on the terms and conditions set forth in this Agreement, and FMFS hereby accepts such appointment and agrees to perform the services and duties set forth in this Agreement in consideration of the compensation provided for herein.

2.      Duties and Responsibilities of FMFS

        FMFS shall perform all of the customary services of a transfer agent and dividend disbursing agent, and as relevant, agent in connection with accumulation, open account or similar plans (including without limitation any periodic investment plan or periodic withdrawal program), including but not limited to:

        A.     Receive orders for the purchase of shares;


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        B.     Process purchase orders with prompt delivery,  where appropriate,
               of  payment  and  supporting   documentation   to  the  Company's
               custodian, and issue the appropriate number of certificated or uncertificated shares with such uncertificated shares being held in the appropriate shareholder account;

        C. Arrange for issuance of Fund shares obtained through transfers of funds from shareholders' accounts at financial institutions and arrange for the exchange of Fund shares for shares of other eligible investment companies, when permitted by the prospectus;

        D. Process redemption requests received in good order and, where relevant, deliver appropriate documentation to the Company's custodian;

        E. Pay monies upon receipt from the Company's custodian, where relevant, in accordance with the instructions of redeeming shareholders;

        F. Process transfers of shares in accordance with the shareholder's instructions;

        G. Process exchanges between Funds and/or classes of shares of Funds;

        H. Prepare and transmit payments for dividends and distributions declared by the Company with respect to each Fund, after deducting any amount required to be withheld by any applicable laws, rules and regulations and in accordance with shareholder instructions;

        I. Make changes to shareholder records, including, but not limited to, address changes in plans (i.e., systematic withdrawal, automatic investment, dividend reinvestment, etc.);

        J. Record the issuance of shares of each Fund and maintain, pursuant to Rule 17ad-10(e) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), a record of the total number of shares of each Fund which are authorized, issued and outstanding;

        K. Prepare shareholder meeting lists and, if applicable, mail, receive and tabulate proxies;

        L.     Mail   shareholder   reports   and   prospectuses   to    current
               shareholders;

        M.     Prepare and file U.S.  Treasury  Department  Forms 1099 and other
               appropriate   information   returns   required  with  respect  to
               dividends and distributions for all shareholders;

        N. Provide shareholder account information upon request and prepare and mail confirmations and statements of account to shareholders for all purchases, redemptions and other confirmable transactions as agreed upon with the Company;

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                                                                          Page 3

        O. Mail requests for shareholders' certifications under penalties of perjury and pay on a timely basis to the appropriate Federal authorities any taxes to be withheld on dividends and distributions paid by the Company, all as required by applicable Federal tax laws and regulations;

        P. Provide a Blue Sky System, which will enable the Company to monitor the total number of shares of each Fund, sold in each state. In addition, the Company, shall identify to FMFS in writing those transactions and assets to be treated as exempt from the Blue Sky reporting for each state. The responsibility of FMFS for the Company's Blue Sky state registration status is solely limited to the initial compliance by the Company and the reporting of such transactions to the Company;

        Q. Answer correspondence from shareholders, securities brokers and others relating to FMFS's duties hereunder and such other correspondence as may from time to time be mutually agreed upon between FMFS and the Company; and

        R. Reimburse the Fund each month for all material losses resulting from "as of" processing errors for which FMFS is responsible in accordance with the "as of" processing guidelines set forth in the attached Exhibit B.

3.      Compensation

        FMFS shall be compensated for providing the services set forth in this Agreement in accordance with the Fee Schedule attached hereto as Exhibit A and as mutually agreed upon and amended from time to time. The Company agrees to pay all fees and reimbursable expenses within ten (10) business days following the receipt of the billing notice.

4.      Representations of FMFS

        FMFS represents and warrants to the Company that:

        A. It is a limited liability company duly organized, existing and in good standing under the laws of Wisconsin;

        B.     It is a registered transfer agent under the Exchange Act.

        C. It is duly qualified to carry on its business in the State of Wisconsin;

        D. It is empowered under applicable laws and by its charter and bylaws to enter into and perform this Agreement;

        E. All requisite corporate proceedings have been taken to authorize it to enter and perform this Agreement;

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                                                                          Page 4

        F. It has and will continue to have access to the necessary facilities, equipment and personnel to perform its duties and obligations under this Agreement; and

        G. It will comply with all applicable requirements of the Securities Act of 1933, as amended, and the Exchange Act, the 1940 Act, and any laws, rules, and regulations of governmental authorities having jurisdiction.

5.      Representations of the Company

        The Company represents and warrants to FMFS that:

        A.     The Company is an open-end investment company under the 1940 Act;

        B. The Company is organized, existing, and in good standing under the laws of Maryland;

        C. The Company is empowered under applicable laws and by its Articles of Incorporation and Bylaws to enter into and perform this Agreement;

        D.     All   necessary   proceedings   required   by  the   Articles  of
               Incorporation have been taken to authorize it to enter into and perform this Agreement;

        E. The Company will comply with all applicable requirements of the Securities Act, the Exchange Act, the 1940 Act, and any laws, rules and regulations of governmental authorities having jurisdiction; and

        F. A registration statement under the Securities Act will be made effective and will remain effective, and appropriate state securities law filings have been made and will continue to be made, with respect to all shares of the Company being offered for sale.

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                                                                          Page 5

6.      Indemnification; Remedies Upon Breach

        The Agent agrees to use reasonable care and act in good faith in performing its duties hereunder.

         Notwithstanding the foregoing, FMFS shall not be liable or responsible for delays or errors occurring by reason of circumstances beyond its control, including acts of civil or military authority, national or state emergencies, fire, mechanical or equipment failure, flood or catastrophe, acts of God, insurrection or war. In the event of a mechanical breakdown beyond its control, FMFS shall take all reasonable steps to minimize service interruptions for any period that such interruption continues beyond FMFS's control. FMFS will make every reasonable effort to restore any lost or damaged data, and the correcting of any errors resulting from such a breakdown will be at FMFS's expense. FMFS agrees that it shall, at all times, have reasonable contingency plans with appropriate parties, making reasonable provision for emergency use of electrical data processing equipment to the extent appropriate equipment is available. Representatives of the Company shall be entitled to inspect FMFS's premises and operating capabilities at any time during regular business hours of FMFS, upon reasonable notice to FMFS.

         The Company will indemnify and hold FMFS harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit not resulting from FMFS's bad faith or negligence, and arising out of or in connection with FMFS's duties on behalf of the Company hereunder.

         Further, the Company will indemnify and hold FMFS harmless against any and all losses, claims, damages, liabilities or expenses (including reasonable counsel fees and expenses) resulting from any claim, demand, action or suit as a result of the negligence of the Company (unless contributed to by FMFS's own negligence or bad faith); or as a result of FMFS acting upon telephone instructions relating to the exchange or redemption of shares received by FMFS and reasonable believed by FMFS to have originated from the record owner of the subject shares; or as a result of FMFS acting upon any instructions executed or orally communicated by a duly authorized officer or employee of the Company, according to such lists of authorized officers and employees furnished to FMFS and as amended from time to time in writing by a resolution of the Board of Directors of the Company; or as a result of acting in reliance upon any genuine instrument or stock certificate signed, countersigned or executed by any person or persons authorized to sign, countersign or execute the same.

         In order for this section to apply, it is understood that if in any case the Company may be asked to indemnify or hold harmless FMFS, the Company shall be advised of all pertinent facts concerning the situation in question, and it is further understood that FMFS will use reasonable care to notify the Company promptly concerning any situation which presents or appears likely to present a claim for indemnification against the Company. The Company shall have the option to defend FMFS against any claim which may be the subject of this indemnification and, in the event that the Company so elects, FMFS will so notify the Company, and thereupon the Company shall take over complete defense of the claim and FMFS shall sustain no further legal or other expenses in such situation for which FMFS shall seek indemnification under this section. FMFS will in no case confess any claim or make any compromise in any case in which the Company will be asked to indemnify FMFS, except with the Company's prior written consent.

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                                                                          Page 6

7.      Proprietary and Confidential Information

        FMFS agrees on behalf of itself and its directors, officers, and employees to treat confidentially and as proprietary information of the Company all records and other information relative to the Company and prior, present, or potential shareholders (and clients of said shareholders) and not to use such records and information for any purpose other than the performance of its responsibilities and duties hereunder, except after prior notification to and approval in writing by the Company, which approval shall not be unreasonably withheld and may not be withheld where FMFS may be exposed to civil or criminal contempt proceedings for failure to comply after being requested to divulge such information by duly constituted authorities, or when so requested by the Company.

8.       Term of Agreement

         This Agreement shall become effective as of the date hereof and, unless sooner terminated as provided herein, shall continue automatically in effect for successive annual periods. The Agreement may be terminated by either party upon giving ninety (90) days prior written notice to the other party or such shorter period as is mutually agreed upon by the parties. However, this Agreement may be amended by mutual written consent of the parties, such as to add new Funds to this Agreement by amending Exhibit A.

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                                                                          Page 7

9.       Records


         FMFS shall keep records relating to the services to be performed hereunder, in the form and manner, and for such period as it may deem advisable and is agreeable to the Company but not inconsistent with the rules and regulations of appropriate government authorities, in particular, Section 31 of the 1940 Act and the rules thereunder. FMFS agrees that all such records prepared or maintained by FMFS relating to the services to be performed by FMFS hereunder are the property of the Company and will be preserved, maintained, and made available under such section and rules and will be promptly surrendered to the Company on and in accordance with its request.


10.      Governing Law

        This Agreement shall be construed and the provisions thereof interpreted under and in accordance with the laws of the State of New York. However, nothing herein shall be construed in a manner inconsistent with the 1940 Act or any rule or regulation promulgated by the Securities and Exchange Commission thereunder.

11.      Duties in the Event of Termination

         In the event that, in connection with termination, a successor to any of FMFS's duties or responsibilities hereunder is designated by the Company by written notice to FMFS, FMFS will promptly, upon such termination and at the expense of the Company, transfer to such successor all relevant books, records, correspondence, and other data established or maintained by FMFS under this Agreement in a form reasonably acceptable to the Company (if such form differs from the form in which FMFS has maintained, the Company shall pay any expenses associated with transferring the data to such form), and will cooperate in the transfer of such duties and responsibilities, including provision for assistance from FMFS's personnel in the establishment of books, records, and other data by such successor.

12.      Notices

         Notices of any kind to be given by either party to the other party shall be in writing and shall be duly given if mailed or delivered as follows:
Notice to FMFS shall be sent to:

         Firstar Mutual Fund Services, LLC
         615 East Michigan Street
         Milwaukee, WI  53202

         and notice to the Company shall be sent to:

         Elizabeth Bramwell
         C/O Bramwell Capital Management, Inc.
         745 Fifth Ave., Suite 1605
         New York, NY 10151




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                                                                          Page 8

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by a duly authorized officer or one or more counterparts as of the day and year first written above.


The Bramwell Funds, Inc.                    FIRSTAR MUTUAL FUND SERVICES, LLC

By:______________________________           By: ________________________________


Attest:__________________________           Attest:_____________________________

EXHIBIT A


The investment portfolios covered by this Agreement are: Bramwell Growth Fund and Bramwell Focus Fund


The transfer agent fee schedule applicable to these Funds is set forth below:

o   $14.00 per shareholder account                                       Service Charges to Investors
o   Minimum annual fees of $22,500 for the first                         ----------------------------
    fund and $10,000 for each additional fund           o   Qualified Plan Fees (Billed to Investors)
o   Plus out-of-pocket expenses, including                  o   Annual maintenance fee/account              $12.50/acct
    but not limited to:                                          (Cap at $25.00 per SSN)
    o   Telephone - toll-free lines                         o   Education IRA                                $5.00/acct
    o   Postage                                                 (Cap at $25.00 per SSN)
    o   Programming                                         o   Transfer to successor trustee               $15.00/trans.
    o   Stationery/envelopes                                o   Distribution to participant                 $15.00/trans.
    o   Mailing                                                 (Exclusive of SWP)
    o   Insurance                                           o   Refund of excess contribution               $15.00/trans.
    o   Proxies
    o   Retention of records                            o   Additional Shareholder Fees (Billed to Investors)
    o   Microfilm/fiche of records                          o   Any outgoing wire transfer                  $12.00/wire
    o   Special reports                                     o   Telephone exchange                           $5.00/exch.
    o   ACH fees                                            o   Return check fee                            $25.00/item
    o   NSCC charges                                        o   Stop payment                                $25.00/stop
    o   All other out-of-pocket expenses                        (Liquidation, dividend, draft check)
o   $1.00 per telephone call                                o   Research fee                                 $5.00/item
o   ACH Shareholder Services                                    (For requested items of the second calendar
    -- $125.00 per month per fund group                         year [or previous] to the request) (Cap at $25.00)
    o   $.50 per account set-up and/or change
    o   $.50 per ACH item                               o   Fees and out-of-pocket expenses are billed to the fund
    o   $3.50 per correction, reversal, return item         monthly
o   File Transfer - $160/month and $.01/record

EXHIBIT B


            Firstar Mutual Fund Services, LLC As Of Processing Policy

Firstar Mutual Fund Services, LLC (FMFS) will reimburse the Fund(s) for any net material loss that may exist on the Fund(s) books and for which FMFS is responsible, at the end of each calendar month. "Net Material Loss" shall be defined as any remaining loss, after netting losses against any gains, which impacts a Fund's net asset value by more than 1/2 cent. Gains and losses will be accumulated on a daily basis, will be reflected on the Fund's daily share sheet, and will be settled on a monthly basis. FMFS will notify the Fund's adviser on the daily share sheet of any losses for which the Fund's adviser may be held accountable.